                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                          AMENDMENT to CURRENT REPORT
             on Form 8-K dated October 31, 1997 and filed with the
            Securities and Exchange Commission on November 12, 1997


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 31, 1997


                                OROAMERICA, INC.
             (Exact name of Registrant as specified in its charter)


Delaware                                 0-21862              94-2385342
--------                                 -------              ----------
State or other jurisdiction      Commission File Number       IRS Employer
of incorporation                                              Identification No.



         443 North Varney Street
            Burbank, California                                 91502
  -----------------------------------                           -----
(Address of Principal Executive Offices)                      (Zip Code)


        Registrant's telephone number, including area code: (818) 848-5555

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

On October 29, 1997, OroAmerica, Inc. ("OroAmerica") entered into an Asset Purchase-Sale Agreement ("Agreement") with Jerry Prince, Inc. ("JPI"), a California-based jewelry manufacturer and distributor, for the purchase of substantially all of JPI's assets and the assumption of certain liabilities, expenses, and debts incurred by JPI. The assets that OroAmerica purchased from JPI included all cash in bank or on hand, all accounts receivable, contract rights, all inventories, and all JPI's intellectual property assets. The purchase price for these assets was $4.9 million, which approximated fair value. OroAmerica paid the purchase price from existing cash balances.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBIT.

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The following Jerry Prince, Inc. financial statements are filed
     as part of this report:                                                Page

     Report of Independent Accountants.......................................F-1
     Balance Sheets as of October 31, 1997 and December 31, 1996.............F-2
     Statements of Operations for the ten months ended October 31, 1997 and the year ended December 31, 1996...................................F-3
     Statements of Stockholder's Equity for the ten months
          ended October 31, 1997 and the year ended December 31, 1996........F-4
     Statements of Cash Flows for the ten months ended October 31, 1997 and the year ended December 31, 1996...................................F-5
     Notes to Financial Statements...........................................F-6

(B)  PRO FORMA FINANCIAL INFORMATION.........................................P-1

(C)  EXHIBIT.

99.1 Asset Purchase-Sale Agreement between Jerry Prince, Inc. and OroAmerica, Inc. dated October 29, 1997, with attached exhibits.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 7, 1998                           OroAmerica, Inc.

                                              By: SHIU SHAO
                                                  ------------------------------
                                                  Shiu Shao
                                                  Vice President and Chief
                                                  Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of OroAmerica, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Jerry Prince, Inc. at October 31, 1997 and December 31, 1996, and the results of its operations and its cash flows for the ten months ended October 31, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP


Los Angeles, California
December 19, 1997

                               JERRY PRINCE, INC.
                                 Balance Sheets

                                ASSETS                            October 31,       December 31,
                                                                         1997               1996
                                                                   ----------         ----------
Current assets:
     Cash and cash equivalents                                     $  384,284         $   95,434
     Accounts receivable, net of allowance for returns and
        doubtful accounts of $422,000 and $1,510,000                2,367,494          1,926,239
     Inventories (Note 3)                                           4,424,503          6,123,735
     Other assets                                                      45,936             60,455
                                                                   ----------         ----------
            Total current assets                                    7,222,217          8,205,863
                                                                   ----------         ----------

Property & Equipment:
     Office furniture and equipment                                    45,856             45,856
     Computer equipment                                                55,851             55,851
     Leasehold improvements                                           218,164            218,164
     Vehicles                                                         104,091            104,091
                                                                   ----------         ----------
            Total property and equipment                              423,962            423,962
     Less accumulated depreciation and amortization                   297,472            282,274
                                                                   ----------         ----------
            Net property and equipment                                126,490            141,688
                                                                   ----------         ----------
                                                                   $7,348,707         $8,347,551
                                                                   ==========         ==========
            LIABILITIES & STOCKHOLDER'S EQUITY

Current liabilities
     Note payable to bank (Note 4)                                 $  375,000         $        -
     Accounts payable                                                 192,416            135,398
     Accrued advertising expenses                                     365,878            327,186
     Other accrued expenses                                            26,308            179,437
                                                                   ----------         ----------
            Total current liabilities                                 959,602            642,021
                                                                   ----------         ----------

Stockholder's equity:
     Common stock, stated value $1 per share; 300,000
            shares authorized; 181,000 shares
            issued and outstanding                                    181,000            181,000
     Retained earnings                                              6,208,105          7,524,530
                                                                   ----------         ----------
            Total stockholder's equity                              6,389,105          7,705,530
                                                                   ----------         ----------
                                                                   $7,348,707         $8,347,551
                                                                   ==========         ==========


                       See Notes to Financial Statements.

                               JERRY PRINCE, INC.
                            Statements of Operations
                  For the Ten Months Ended October 31, 1997 and
                      For the Year Ended December 31, 1996



                                                             1997                  1996
                                                     ------------          ------------

Net sales                                            $ 10,542,417          $ 23,763,808

Cost of sales                                           8,643,857            18,459,947
                                                     ------------          ------------

Gross profit                                            1,898,560             5,303,861

Selling, general and administrative expenses            2,153,598             3,039,950
                                                     ------------          ------------
(Loss) income from operations                            (255,038)            2,263,911

Other income (expense):
     Interest and dividend income                           6,328                     -
     Interest expense                                     (47,532)             (203,640)
     Miscellaneous                                         15,482                (1,132)
                                                     ------------          ------------
             Total other expense                          (25,722)             (204,772)
                                                     ------------          ------------
(Loss) income before taxes                               (280,760)            2,059,139

Income tax expense
                                                                -                31,000
                                                     ------------          ------------
Net (loss) income                                    $   (280,760)         $  2,028,139
                                                     ============          ============


                       See Notes to Financial Statements.

                               JERRY PRINCE, INC.
                       Statements of Stockholder's Equity
                  For the Ten Months Ended October 31, 1997 and
                      For the Year Ended December 31, 1996



                                                Common Stock
                                        -------------------------------  Retained
                                        Number           Amount           Earnings               Total
                                        -------         --------         -----------          -----------
Balance at December 31, 1995            181,000         $181,000         $ 6,318,931          $ 6,499,931
   Net income for the period                  -                -           2,028,139            2,028,139
   Distributions to Stockholder               -                -            (822,540)            (822,540)
                                        -------         --------         -----------          -----------
Balance at December 31, 1996            181,000          181,000           7,524,530            7,705,530
   Net loss for the period                    -                -            (280,760)            (280,760)
   Distributions to Stockholder               -                -          (1,035,665)          (1,035,665)
                                        -------         --------         -----------          -----------
Balance at October 31, 1997             181,000         $181,000         $ 6,208,105          $ 6,389,105
                                        =======         ========         ===========          ===========



                       See Notes to Financial Statements.

                               JERRY PRINCE, INC.
                            Statements of Cash Flows
                  For the Ten Months Ended October 31, 1997 and
                      For the Year Ended December 31, 1996

                                                                             1997                 1996
                                                                      -----------          -----------
Operating activities:
     Net (loss) income                                                $  (280,760)         $ 2,028,139
     Adjustments to reconcile net (loss) income to net
         cash provided by operating activities:
         Depreciation and amortization                                     15,198               32,792
         Provision for losses on accounts receivable                       10,000                    -
         Provision for estimated returns                               (1,098,000)             690,000
         Provision for obsolete inventory                                 248,167               14,451
         Changes in operating assets & liabilities:
              Accounts receivable                                         646,745             (345,154)
              Inventories                                               1,451,065             (663,733)
              Other assets                                                 14,519              (38,054)
              Accounts payable                                             57,018             (110,332)
              Accrued advertising expenses                                 38,692              324,186
              Other accrued expenses                                     (153,129)              27,150
                                                                      -----------          -----------
                   Net cash provided by operating  activities             949,515            1,959,445
                                                                      -----------          -----------

Investing activities:
    Purchase of equipment and improvements                                      -              (39,169)
                                                                      -----------          -----------

Financing activities:
    Increase in note payable to bank                                      375,000
    Payment on note payable to bank                                             -             (835,000)
    Payment on note payable to stockholder                                      -             (262,804)
    Distributions paid to stockholder                                  (1,035,665)            (822,540)
                                                                      -----------          -----------
                   Net cash used in financing activities                 (660,665)          (1,920,344)
                                                                      -----------          -----------
Net increase (decrease) in cash and cash equivalents                      288,850                  (68)

Cash and cash equivalents, beginning of year                               95,434               95,502
                                                                      -----------          -----------
Cash and cash equivalents, end of year                                $   384,284          $    95,434
                                                                      ===========          ===========
Supplemental disclosure of cash flow data:
     Interest paid                                                    $    43,232          $   210,363
     Income taxes paid                                                      7,000               46,200


                        See Notes to Financial Statements

                               JERRY PRINCE, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business:
Jerry Prince, Inc. (the "Company") was incorporated under the laws of the State of California in 1980. The Company is a wholesale distributor of gold jewelry.

Accounting estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash  equivalents:
Cash equivalents are highly liquid investments with a maturity of three months or less when acquired. The fair value of cash equivalents approximates their carrying value.

Allowance for sales returns and doubtful accounts:
The Company reduces gross sales by the amount of discounts and returns to determine net sales. Each month the Company estimates a reserve for returns based on historical experience and the amount of gross sales. The reserve is adjusted periodically to reflect the Company's actual return experience. The Company provides allowances for doubtful accounts receivable when it determines that such amounts are uncollectible. Actual bad debt and sales return experience has been in line with management expectations. The allowances are as follows at the following dates:

                      October 31,     December 31,
                             1997             1996
                      -----------     ------------
Sales returns            $402,000       $1,500,000
Doubtful accounts        $ 20,000       $   10,000

The Company records sales upon shipment to customers, except for consignment sales to customers which are recorded upon sales to third parties.

Inventories:
Inventories (consisting primarily of gold and gold jewelry) are stated at the lower of cost or market. Cost is determined using the weighted average cost method.

Property and equipment:
Property and equipment are stated at cost. Depreciation of equipment is provided over the estimated useful lives of the respective assets using accelerated methods. Leasehold improvements are amortized principally on a straight-line basis over the shorter of the estimated useful lives or the remaining terms (including renewal options) of the respective lease.

Estimated useful lives, by major classification, are as follows:

Office furniture and equipment                     5 to 7 years
Computer equipment                                      5 years
Leasehold improvements                         10 to 31.5 years
Vehicles                                                5 years

Impairment of long-lived assets:
In 1996 the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimate of undiscounted future cash flows expected to be generated by the asset is less than its carrying amount. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. Since adoption, no impairment losses have been recognized.

Forward commitments
The Company enters into forward contracts for the purchase of gold to hedge outstanding customer orders for future delivery in order to mitigate the risk of price fluctuations. The Company does not enter into forward contracts for trading purposes. The effects of hedging transactions are recognized when contracts are settled. The Company had no forward contracts outstanding at December 31, 1996. The Company had $648,400 of spot deferred/forward exposure contracts outstanding at October 31, 1997, which were terminated in November 1997. The carrying value of the spot deferred/forward exposure contracts approximate their fair values because of the relatively short maturity of these contracts.

                               JERRY PRINCE, INC.
                         NOTES TO FINANCIAL STATEMENTS

Advertising:
The Company expenses advertising costs, principally the costs of cooperative advertising programs, as incurred. Total advertising costs for the ten months ended October 31, 1997 and for the year ended December 31, 1996, were $563,608 and $604,584, respectively.

Income taxes:
The Company elected to be treated as a Subchapter S Corporation for federal and state income tax reporting purposes. As a result of this election, substantially all income, losses and credits are allocated to the sole stockholder for inclusion in his personal income tax returns. Accordingly, there is no provision for federal income tax in the accompanying financial statements. The state of California, however, imposes a 1.5% tax on S Corporation earnings.

NOTE 2 - CONCENTRATIONS OF CREDIT RISK AND SALES TO MAJOR CUSTOMERS:

The Company's financial instruments subject to credit risk consist primarily of cash equivalents and accounts receivable. The Company places its cash equivalents in high quality securities with a major bank. With respect to accounts receivable, the Company extends credit based on an evaluation of a customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

Sales to a national retail store chain constituted approximately 83% of net sales for the ten months ended October 31, 1997 and 88% of net sales for the year ended December 31, 1996. Accounts receivable at October 31, 1997, and at December 31, 1996, substantially all of which are due from this customer, have been reduced to reflect estimated sales returns of $402,000 and $1.5 million, respectively.

NOTE 3 - INVENTORIES:

The Company's inventories consist of the following:

                                    October 31, 1997     December 31, 1996
                                    ----------------     ------------------
Raw materials                         $         -          $   470,588
Work in process                            11,000               30,562
Finished goods                          4,813,503            5,774,418
                                      -----------          -----------
                                        4,824,503            6,275,568
Reserve for obsolescence                 (350,000)            (101,833)
Allowance for vendor advances             (50,000)             (50,000)
                                      -----------          -----------
Total                                 $ 4,424,503          $ 6,123,735
                                      ===========          ===========

Gold price per ounce                  $    311.40          $    369.15
                                      ===========          ===========

The Company's inventories historically include a significant amount of gold owned by the Company, typically in the form of finished goods and work in process. At October 31, 1997, inventories include 8,153 fine troy ounces of gold owned by the Company.

The Company has a consignment agreement with a gold consignor providing for a maximum aggregate consignment of 9,000 fine troy ounces. Under the terms of the agreement, the maximum value of consigned gold outstanding can not exceed the value limit, as defined by the agreement. In accordance with the consignment agreement, title remains with the gold consignor until purchased by the Company. At October 31, 1997 and at December 31, 1996, the Company held 4,044 and 1,520 fine troy ounces of gold under the consignment agreement, respectively. Consigned gold is not included in inventory and there is no related liability recorded at year end.

The purchase price per ounce is based on the daily Second London Gold Fixing. Costs included in inventory represent the cost of Company owned gold, costs incurred to process consigned and Company owned gold into

                               JERRY PRINCE, INC.
                         NOTES TO FINANCIAL STATEMENTS


finished jewelry products and an allocation of manufacturing overhead.

The Company pays to the gold consignor a consignment fee based on the dollar equivalent of ounces outstanding, computed based on the Second London Gold Fixing as defined in the agreement. As security for its obligations under the consignment agreement, the Company has granted the consignor a security interest in its accounts receivable and inventory. Additionally, the Company has issued a standby letter of credit to the consignor, in an amount equal to 110% of the value limit, as defined, of the consigned gold. (See Note 4). The agreement is terminable on a 30 day notice by the Company or the consignor.


NOTE 4 - NOTE PAYABLE TO BANK:

The Company has a line of credit facility with a bank, which varies seasonally from $5 million to $6.5 million. Borrowings under the credit line bear interest at prime plus .75%. At October 31, 1997, advances outstanding under the line of credit totaled $375,000 and bore interest at 9.25%. No advances under the line of credit were outstanding as of December 31, 1996. Up to $3.0 million of the line of credit may be used for the issuance of standby letters of credit, provided that the aggregate face amount of the letters of credit outstanding plus the aggregate of all direct advances outstanding at any one time may not exceed the maximum amount available under the line of credit as seasonally adjusted. Standby letters of credit outstanding at October 31, 1997 and December 31, 1996 totaled $1.5 million and $2.0 million, respectively. The line of credit is secured by accounts receivable and inventories and is guaranteed by the Company's sole shareholder. The line of credit agreement requires the Company to comply with certain covenants with respect to its working capital and various financial ratios, as defined, including tangible net worth and leverage. Additional provisions of the agreement prohibit the Company from making substantial changes in its executive management, limit the amount of debt the Company may incur, prohibit the Company from engaging in mergers and acquisitions, and limit the amount of gold provided to foreign manufacturers to certain amounts. The line of credit agreement expires May 14, 1998. At October 31, 1997, the Company was in compliance with all of the requirements of its line of credit agreement.

The interest rates on the note payable are tied to market rates. Accordingly, the carrying value of the Company's debt agreement approximates its fair value.


NOTE 5 - RELATED PARTY TRANSACTIONS:

A commonly controlled company manufactures jewelry for the Company. Total charges by the affiliate, other than for the costs of metal, were approximately $256,279 for the ten months ended October 31, 1997 and $597,079 during the year ended December 31, 1996. In 1996, the Company received a management fee of $2,000 from this affiliate for performing receiving, accounting and administrative functions.

During 1996, the Company leased its premises from the sole stockholder at a monthly rental of $5,273 under a noncancelable agreement which expired March 31, 1997. From April 1997, this lease was continued on a month-to-month basis under an oral agreement. Total rent expense for the ten months ended October 31, 1997 and for the year ended December 31, 1996 totaled $52,730 and $63,272, respectively. In addition, the Company paid property taxes, insurance and maintenance fees on the property totaling $8,459 and $10,711 during the ten months ended October 31, 1997 and the year ended December 31, 1996, respectively.

                               JERRY PRINCE, INC.
                         NOTES TO FINANCIAL STATEMENTS

A note payable to the stockholder was repaid in 1996. The related interest expense was $5,177 in 1996. In January 1997, the Company loaned the stockholder $2.2 million. The stockholder repaid this loan in full in April 1997.


NOTE 6 - DEFERRED COMPENSATION:

The Company contributes to a performance program fund to recognize certain employees for their services. All full-time employees are eligible for participation upon completion of 120 months of service. Contributions to the fund are at the discretion of management. The Company contributed $0 and $100,000 to the program during the ten months ended October 31, 1997 and the year ended December 31, 1996, respectively.

NOTE 7 - BUSINESS ACQUIRED

On October 29, 1997, the Company entered into an Asset Purchase-Sale Agreement with OroAmerica, Inc., a jewelry manufacturer and distributor located in Burbank, California, to sell substantially all of the Company's assets (principally accounts receivable and inventories) and to transfer certain liabilities to OroAmerica, Inc. The sales price approximated $4.9 million.

PRO FORMA FINANCIAL INFORMATION

On October 29, 1997, OroAmerica, Inc. consummated an Asset Purchase-Sale Agreement with Jerry Prince, Inc. ("JPI"), a jewelry manufacturer and distributor located in San Diego, California, to purchase substantially all of JPI's assets (principally accounts receivable and inventories) and to assume certain liabilities incurred by JPI. The purchase price for these net assets approximated $4.9 million and was funded from existing cash. The acquisition was accounted for using the purchase method of accounting. The purchase price has been preliminarily allocated to assets acquired and liabilities assumed based on fair market value at the date of acquisition. The purchase price, as preliminarily allocated, approximates the net book value of net assets acquired. Accordingly, no material amount of goodwill arises from this transaction.

The following unaudited pro forma condensed statements of income give effect to the acquisition of Jerry Prince, Inc. by OroAmerica, Inc. in a transaction to be accounted for as a purchase. The unaudited pro forma statement of income is based on the individual statements of income of Jerry Prince, Inc. and OroAmerica, Inc. and combines the results of operations of Jerry Prince, Inc. and OroAmerica, Inc. for the nine months ended October 31, 1997 and the year ended January 31, 1997, as if the acquisition had occurred on February 3, 1996. These unaudited pro forma condensed statements of income should be read in conjunction with the historical financial statements and notes thereto of Jerry Prince, Inc. included elsewhere in this Form 8-K/A, and with the January 31, 1997 audited consolidated financial statement of OroAmerica, Inc. contained in its filing on Form 10-K. No pro forma balance sheet has been provided because the purchase transaction was included in OroAmerica, Inc.'s filing on Form 10-Q for the period ended October 31, 1997.

                                                            Nine Months Ended October 31, 1997
                                                                       (Unaudited)
                                            -------------------------------------------------------------------
                                                         (In 000's except share and per share amounts.)
                                                                                    Adjustments)      Pro forma
                                            Jerry Prince, Inc.   OroAmerica, Inc.       (Note 1)       Combined
                                            ------------------   ----------------   ------------      ---------
Net sales                                               $9,367           $106,608          $(568) (a)  $115,407
Cost of sales, excluding depreciation                    7,694             84,282           (568) (a)    91,408
General, selling and administrative expenses             1,947             15,250           (264) (b)    16,933
Interest expense, net                                       41              1,306            (41)         1,306
                                            ------------------   ----------------   ------------      ---------
(Loss) income before income taxes                         (315)             5,770            305          5,760
(Benefit) provision for income taxes                        (5)             2,597             --  (c)     2,592
                                            ------------------   ----------------   ------------      ---------
Net (loss) income                                        $(310)            $3,173           $305         $3,168
                                            ==================   ================   ============      =========
Net income per share                                                                                      $0.51
                                                                                                      =========
Weighted average shares outstanding                                                                   6,271,014
                                                                                                      =========

                                                                 Year Ended January 31, 1997
                                                                          (Unaudited)
                                            -------------------------------------------------------------------
                                                       (In 000's except share and per share amounts.)
                                                                                    Adjustments)      Pro forma
                                            Jerry Prince, Inc.   OroAmerica, Inc.       (Note 1)       Combined
                                            ------------------   ----------------   ------------      ---------
Net sales                                              $23,764           $177,065        $(1,361) (a)  $199,468
Cost of sales, excluding  depreciation                  18,460            144,398         (1,361) (a)   161,497
General, selling and administrative expenses             3,041             25,907           (614) (b)    28,334
Interest expense, net                                      204              2,885             --          3,089
                                            ------------------   ----------------   ------------      ---------
Income before income taxes                               2,059              3,875            614          6,548
Provision for income taxes                                  31              1,685          1,230  (c)     2,946
                                            ------------------   ----------------   ------------      ---------
Net income                                              $2,028             $2,190          $(616)        $3,602
                                            ==================   ================   ============      =========
Net income per share                                                                                      $0.58
                                                                                                      =========
Weighted average shares outstanding                                                                   6,256,075
                                                                                                      =========

Note 1 -- The above statements gives effect to the following pro forma adjustments necessary to reflect the acquisition:

(a) Elimination of sales and cost of sales between Jerry Prince, Inc. and OroAmerica, Inc.

(b) Reduction of certain selling, general and administrative expenses not to be recurring as a result of the acquisition.

(c) Increase in income taxes due to the above adjustments and to the calculation of Jerry Prince, Inc. income on a C Corporation basis.


                                      P-1